UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022 (February 8, 2022)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 8, 2022, the Board of Directors (the “Board”) of Ceridian HCM Holding Inc. (the “Company”, or together with its subsidiaries, “Ceridian”) appointed Leagh Turner as co-Chief Executive Officer of the Company effective February 9, 2022. Ms. Turner will serve as co-Chief Executive Officer and she will continue to report to David Ossip, Chair and co-Chief Executive Officer of the Company.

Ms. Turner, 50, has served as President of the Company since August 2018 and Chief Operating Officer of the Company since February 2020. Prior to joining the Company, Ms. Turner held the position of global chief operating officer, strategic customer program of SAP from October 2016 to August 2018. Further, Ms. Turner has served as a member of the board of directors of Manulife Financial Corporation (“Manulife”) since November 10, 2020, and she serves on Management Resources and Compensation Committee and Risk Committee of the Manulife board.

In connection with her appointment as co-Chief Executive Officer, Ms. Turner’s base salary was increased from $655,000 to $800,000, and her annual target bonus was increased from 80% to 100% of her base salary, both effective January 1, 2022. It is anticipated that the annual long-term equity compensation would be the same for Ms. Turner's and Mr. Ossip's role as co-Chief Executive Officers of the Company.

In addition, Ceridian Canada Ltd., a wholly owned subsidiary of the Company and Ms. Turner entered into an amended and restated employment agreement effective February 9, 2022 (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement reflects Ms. Turner’s appointment as Co-Chief Executive Officer, her increased base salary and annual target bonus percentage of her base salary, her ability to participate in the Company’s long-term equity incentive plan, and an executive coach of her choosing in an amount not to exceed $30,000. Further, the Amended and Restated Employment Agreement provides that if her employment is terminated without Cause or for Good Reason (as such terms are defined in the agreement), she will receive (i) a lump sum cash payment equal to eighteen months, if the termination occurs on or before September 4, 2025 or twenty four months, if the termination occurs after September 4, 2025 of total compensation (base salary plus incentive payment at target), (ii) executive outplacement services in an amount not to exceed $10,000, and (iii) continuation of medical, dental, and prescription healthcare coverage based on her termination date for eighteen months, if the termination occurs on or before September 4, 2025 or twenty four months, if the termination occurs after September 4, 2025. In addition, Ms. Turner’s employment agreement provides that if her employment is terminated due to death or Disability (as such term is defined in her employment agreement), she would receive a pro-rated portion of the variable incentive plan payment that she would have been entitled to receive for the fiscal year in which her death or Disability occurs had she remained continuously employed for the full fiscal year. Ms. Turner’s employment agreement also includes non-compete, non-recruitment and non-disparagement provisions.

The foregoing summary of the Amended and Restated Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously described pursuant to Item 404(a) of Regulation S-K in our Quarterly Report on Form 10-Q filed on November 3, 2021, Ceridian has an existing agreement with Manulife. Ms. Turner is a member of the board of directors of Manulife Financial Corporation. For the period January 1, 2021 to September 30, 2021, Ceridian paid approximately $1,500,000 to Manulife pursuant to that agreement.

Further, on February 8, 2022, the Board appointed Ms. Turner as a Class I director of the Board effective February 9, 2022. As a Class I director, Ms. Turner’s term on the Board will expire at the 2022 annual meeting of stockholders. As an employee director of the Company, Ms. Turner will not serve on any Board committee and will not participate in the compensation arrangements for non-employee directors of the Company.

In connection with the appointment of Ms. Turner to the Board, Ceridian entered into an indemnification agreement with Ms. Turner in the same form that Ceridian has entered into with its other directors. The indemnification agreement provides Ms. Turner with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in such agreement. A copy of the form of Indemnification Agreement is filed as Exhibit 10.11 to our Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 12, 2018.

A copy of the Press Release issued by the Company in connection with Ms. Turner’s appointment as co-Chief Executive Officer and as a member of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2022, the Board of Directors of the Company amended and restated the Amended and Restated Bylaws of Ceridian HCM Holding Inc. (the “Second Amended and Restated Bylaws”) to allow for up to two Chief Executive Officers of the Company.

The foregoing summary and description of the Second Amended and Restated Bylaws does not purport to be completed and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws
10.1	Amended and Restated Employment Agreement, effective February 9, 2022, among Ceridian Canada Ltd., Ceridian HCM Holding Inc., and Leagh E. Turner
99.1	Press Release dated February 9, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERIDIAN HCM HOLDING INC.

Date:	February 9, 2022	By:	/s/ William E. McDonald
		Name: Title:	William E. McDonald Executive Vice President, General Counsel and Corporate Secretary